Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_________________

ALARIS MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3492624 (I.R.S. Employer Identification No.)

10221 Wateridge Circle
San Diego, California 92121
(858) 458-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ALARIS Medical Systems Retirement Investment Plan
(formerly, Advanced Medical Inc./Imed Corporation Savings Plan)
(Full title of the plan)

Stuart E. Rickerson, Esq.
ALARIS Medical Systems, Inc.
10221 Wateridge Circle
San Diego, California 92121
(858) 458-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_________________

Copy to:
Lance Jon Kimmel, Esq.
Foley & Lardner
2029 Century Park East
35th Floor
Los Angeles, California 90067
(310) 277-2223

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $.01 par value Plan interests related to ALARIS Medical Systems Retirement Plan	1,200,000 An indeterminate amount of plan interests (3)	$15.78 N/A	$18,936,000 N/A	$1,531.92 N/A

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional securities of ALARIS Medical Systems, Inc. (“Registrant”) as may become issuable under the ALARIS Medical Systems Retirement Investment Plan (the “Plan”) to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)	Pursuant to Rule 457 of the Securities Act, these amounts are used solely for the purpose of calculating the registration fee. Such amounts are based upon the average of the high and low per share prices of the Registrant’s Common Stock on August 20, 2003, as reported on the American Stock Exchange.

(3)	Pursuant to Rule 416(c) of the Securities Act, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan.

        This Registration Statement registers, among other things, additional shares of Registrant’s Common Stock issuable under the Plan. Registrant previously filed a Registration Statements on Form S-8 with the Securities and Exchange Commission with respect to 200,000 shares of its Common Stock issuable under the Plan. In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 33-40568) filed by Registrant with the Securities and Exchange Commission on May 16, 1991, with respect to securities offered pursuant to the Plan, are hereby incorporated by reference.

        In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Certain information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act, is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement on Form S-8 in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

SELLING STOCKHOLDERS

        Selling stockholders (the “Selling Stockholders”) who are our affiliates may offer and sell shares of our common stock, $0.01 par value per share, from time to time, on the American Stock Exchange, in private transactions at prevailing market prices or at privately negotiated prices or pursuant to Rule 144 promulgated under the Securities Act. The Selling Stockholders referred to in this prospectus may use this prospectus to sell a maximum of 55,000 shares of our common stock. We are paying the expenses incurred in connection with the registration of these shares under the Securities Act. Each Selling Stockholder is responsible for any brokerage commissions or expenses he or she incurs in the sale of such shares. We will not receive any proceeds from the sale of such shares.

        We do not know the names of the Selling Stockholders at this time. We will supplement this prospectus, from time to time, as the names of the Selling Stockholders and the amounts of the shares of common stock to be re-offered become known to us. We will file all such supplements to this prospectus with the Commission as required by Rule 424(b).

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        We are incorporating by reference into this Registration Statement the following documents previously filed with the Commission:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (SEC File No. 001-10207);

(b) Proxy Statement for the Annual Meeting of Stockholders held on April 30, 2003, filed with the Commission on March 26, 2003;

(c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on April 30, 2003;

(d) Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on July 30, 2003;

(e) Current Report on Form 8-K dated April, 30, 2003, filed with the Commission on April 30, 2003;

(f) Current Report on Form 8-K dated May 13, 2003, filed with the Commission on May 13, 2003;

(g) Current Report on Form 8-K dated May 23, 2003, filed with the Commission on May 23, 2003;

(h) Current Report on Form 8-K dated May 30, 2003, filed with the Commission on May 30, 2003;

(i) Current Report on Form 8-K dated June 6, 2003, filed with the Commission on June 6, 2003;

(j) Current Report on Form 8-K dated June 11, 2003, filed with the Commission on June 11, 2003;

(k) Current Report on Form 8-K dated June 23, 2003, filed with the Commission on June 23, 2003;

(l) Current Report on Form 8-K dated June 26, 2003, filed with the Commission on June 26, 2003;

(m) Current Report on Form 8-K dated July 1, 2003, filed with the Commission on July 1, 2003; II-1

(n) Current Report on Form 8-K dated July 3, 2003, filed with the Commission on July 3, 2003;

(o) Current Report on Form 8-K dated July 14, 2003, filed with the Commission on July 14, 2003;

(p) Current Report on Form 8-K dated July 30, 2003, filed with the Commission on July 30, 2003;

(q) Plan's Annual Report on Form 11-K for the fiscal year ended December 31,2002;

    (r)            The description of our common stock in our Registration Statement on Form 8-A filed with the Commission on August 24, 1999 pursuant to Section 12 of the Exchange Act, and Form 8-A/A, filed with the Commission on May 9, 2003, and any amendments or reports filed to update the description.

        All documents we filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

      Not applicable.

Item 5.    Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

        We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

        Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

        Our restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director.

        Our bylaws, as amended, provide mandatory indemnification for the benefit of our directors and officers; provided, however, that with the exception of proceedings to enforce rights to indemnification, such indemnification in connection with a proceeding initiated by any such officer or director is only available if such proceeding is authorized by our Board of Directors. Our bylaws also provide for discretionary indemnification, to the extent authorized by our Board of Directors, for the benefit of our employees and agents, in each instance to the fullest extent permitted by Delaware law, as it may be amended from time to time. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We provide directors’ and officers’ liability insurance coverage for our directors and officers.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8	Exhibits.

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of Registrant, as amended
(incorporated by reference to Registrant's Amended Registration
Statement on Form 8-A/A (SEC File No.001-10207), filed with the
Commission on May 9, 2003)
4.2	Bylaws of Registrant, as amended (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
4.3	The ALARIS Medical Systems Retirement Investment Plan, as amended (filed herewith)
5.1	Opinion of Foley & Lardner (filed herewith)
23.1	Consent of Foley & Lardner (included in opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Power of Attorney (contained on the signature page)
99.1	Internal Revenue Service determination letter dated May 30, 2002 regarding the Plan's qualification under Section 401 of the Internal Revenue Code (filed herewith)

Item 9.     Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 23rd day of August, 2003

ALARIS MEDICAL SYSTEMS, INC. By: /s/ David L. Schlotterbeck —————————————— David L. Schlotterbeck President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David L. Schlotterbeck and William C. Bopp and Stuart E. Rickerson and Robert F. Mathews and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement under the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Schlotterbeck —————————————— David L. Schlotterbeck	President and Chief Executive Officer and Director	August 25, 2003

/s/ Hank Brown —————————————— Hank Brown	Director	August 20, 2003

/s/ Henry Green —————————————— Henry Green	Director	August 25, 2003

/s/ Barry D. Shalov —————————————— Barry D. Shalov	Director	August 25, 2003

/s/ William D. Tumber —————————————— William D. Tumber	Director	August 20, 2003

—————————————— Norman Dean	Director and Chairman of the Board

/s/ William C. Bopp —————————————— William C. Bopp	Senior Vice President and Chief Executive Officer (Principal Financial Officer)	August 25, 2003

/s/ Robert F. Mathews —————————————— Robert F. Mathews	Vice President - Finance and Treasurer (Principal Accounting Officer)	August 25, 2003

        Pursuant to the requirements of the Securities Act, the administrative committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 23rd day of August, 2003.

ALARIS MEDICAL SYSTEMS RETIREMENT INVESTMENT PLAN. By: /s/ Barbara Colbert —————————————— Barbara Colbert Chair, Employee Benefits Committee

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of Registrant, as amended
(incorporated by reference to Registrant's Amended Registration
Statement on Form 8-A/A (SEC File No.001-10207), filed with the
Commission on May 9, 2003)
4.2	Bylaws of Registrant, as amended (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
4.3	The ALARIS Medical Systems Retirement Investment Plan, as amended (filed herewith)
5.1	Opinion of Foley & Lardner (filed herewith)
23.1	Consent of Foley & Lardner (included in opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Power of Attorney (contained on the signature page)
99.1	Internal Revenue Service determination letter dated May 30, 2002 regarding the Plan's qualification under Section 401 of the Internal Revenue Code (filed herewith)